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                                   EXHIBIT 16

May 19, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         RE:      PHARMAPRINT INC.
                  COMMISSION FILE NO.


Dear Sir or Madam:

         We were previously the principal accountant for PharmaPrint Inc. On May 12, 2000, our appointment as principal accountant was terminated. We have read PharmaPrint Inc.'s statements, included under Item 4 of its Form 8-K dated May 19, 2000, and agree with such statements.


Very truly yours,



/S/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP